Exhibit 10.41

Addendum No. 9 to

Contract No. 840/08625142/25/158-15 dtd. 2015.12.07

Date of signature: 14.12.2018

THE SELLER

Joint Stock Company «Isotope»,

(JSC «Isotope»)

Pogodinskaya str., 22, Moscow, 119435, Russia.

Phone: +7(499) 245-01-18, 245-13-81.

THE BUYER

The Company IsoRay Medical Inc.

350 Hills Street, Suite 106

Richland, WA 99354-5411 USA

THE BUYER and THE SELLERS have mutually agreed about the following:

1.	Terms of delivery of the Goods under the present Contract is extended for August 4, 2019.

The present addendum is the integral part of contract 840/08625142/25/158-15 and may be signed by E-mail.

All other terms and conditions are in accordance with Contract No. 840/08625142/25/158-15, Appendices 1 and 2, Addenda 1, 2, 3, 4, 5, 7, 8.

THE SELLER	THE BUYER

/s/ Boris Akakiev	/s/ Lori A. Woods
Boris Akakiev	Lori A. Woods
Advisor to Director General	11 Jul 2019
JSC Isotope	Isoray - CEO